Exhibit 99.1

COMPUTER SOFTWARE INNOVATIONS, INC. ANNOUNCES FIRST QUARTER 2012 FINANCIAL RESULTS

EASLEY, SC – (MARKET WIRE) – May 14, 2012 – Computer Software Innovations, Inc. (OTCBB: CSWI:OB), CSI Technology Outfitters™ (“CSI”) today announced its financial results for the first quarter ended March 31, 2012.

Financial Highlights

•	Revenues of $11.8 Million for the First Quarter of 2012, an increase of 17% over the First Quarter of 2011;

•	Gross Profit of $0.2 Million for the First Quarter of 2012, a decrease of 89% below the First Quarter of 2011 from non-cash impairment charge;

•	Operating Loss of $3.2 Million for the First Quarter of 2012, a decrease of 343% below the First Quarter of 2011 from decreased gross profit and accelerated amortization;

•	Net Loss of $2.0 Million for the First Quarter of 2012 compared to a loss of $0.5 million for the First Quarter of 2011.

Financial Results

Revenues for the first quarter of 2012 were approximately $11.8 million, an increase of $1.7 million, or 17%, in comparison to the first quarter of 2011. The increase in revenue was due to a $0.3 million increase in the Financial Management Applications Segment from increased new software sales and support revenues, a $1.3 million increase in the Technology Solutions Segment from increased infrastructure hardware sales, and a $0.1 million increase in the Cloud Services Segment from increased hosted email and hosted VoIP sales.

Gross Profit for the first quarter of 2012 was approximately $0.2 million, a decrease of $1.5 million, or 89%, compared to the same period of the prior year. The decrease was due to a $1.7 million decrease from the Cloud Services Segment, primarily as a result of a $1.3 million write-down of our Cloud Email software asset, and a $0.1 million decrease from the Financial Management Applications Segment reflecting a shift from capitalization of software costs to increased maintenance for the dozens of new-release modules now placed in the market. We have not reduced our software development spend which continues at the same rate, as we continue to enhance our newer releases and develop new modules and functionality and are expanding our research and development efforts as we move forward. The decrease in gross profit from our Cloud Services and Financial Management Applications segments was partially offset by a $0.3 million increase from the Technology Solutions Segment from improved solutions sales and engineering services performance.

The write-down of the Cloud Email software assets resulted from a changed estimate of net realizable value reflecting revised forecasts following the first quarter’s E-Rate contracting season. In light of this downward revision and other considerations, such as the benefits of deploying resources elsewhere in our operations, management and the board have decided to reduce emphasis on the email solution going forward. This decision resulted in a reduction in force (RIF) of approximately eight (8) people which will result in charges of $91 thousand (before tax effect) in the second quarter. The Company anticipates quarterly savings estimated at $300 thousand (before tax effect) going forward, beginning with the third quarter.

Operating loss for the first quarter of 2012 was approximately $3.2 million, an increase of $2.4 million, or 343%, compared to the same period of the prior year. The increase in operating loss came from the decrease in gross profit and an increase in operating expenses, particularly selling expenses and public company costs, and accelerated amortization from a change in estimated useful life of an acquired logo.

Net loss for the first quarter of 2012 was approximately $2.0 million, or a $0.31 loss per basic and diluted share, compared to a net loss of $0.5 million, or a $0.08 loss per basic and diluted share for the first quarter of 2011.

Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) for the first quarter of 2012 was approximately ($1.8) million, a decrease of $1.6 million, or 791%, compared to the same period of the prior year, with the decline primarily a result of the write-off of $1.3 million in capitalized software assets. This amount is added back to our Adjusted EBITDA due to the non-cash nature of the charge. Accordingly, Adjusted EBITDA declined $0.3 million primarily as a result of the impact from ongoing Cloud investment activities. (EBITDA is a non-GAAP financial measure. See reconciliation to GAAP measure Net Income (Loss) which follows).

Nancy Hedrick, CEO of CSI, stated, “Our team remains focused on improving gross margins and earnings and providing value to our shareholders while delivering excellent solutions and services to our customers. We continue to make investments toward enhancement of our intellectual property portfolio, particularly in the Financial Management Applications Segment of our business while continuing to focus on sales from our Technology Solutions Segment. While we felt it was necessary to make some adjustments in our Cloud Email investment in order to protect the health of our business overall, we remain committed to supporting our existing email contracts and to continue to grow our Cloud VoIP and Cloud Identity Management revenue.”

Conference Call Reminder for Today

The Company will host a conference call today, Monday, May 14, 2012, at 4:15 P.M. Eastern Daylight Time to discuss the Company’s financial and operational results for the quarter ended March 31, 2012.

Conference Call Details

Date: Monday, May 14, 2012

Time: 4:15 P.M. (EDT)

Dial-in Number: 1-877-941-1427

International Dial-in Number: 1-480-629-9664

It is recommended that participants phone-in approximately 5 to 10 minutes prior to the start of the 4:15 P.M. call. A replay of the conference call will be available approximately 3 hours after the completion of the call for 30 days, until June 13, 2012. To listen to the replay, dial 1-877-870-5176 if calling within the U.S. or 1-858-384-5517 if calling internationally and enter the pass code 4535933.

The call is also being webcast and may be accessed at CSI’s website at http://viavid.net/dce.aspx?sid=00009724. The webcast will be archived and accessible until June 13, 2012, on the Company website.

About Computer Software Innovations, Inc.

CSI provides software and technology solutions to public sector markets. CSI software solutions have established the Company as a major software provider in the southeast education market, including through its award winning financial management solutions for the education and local government market sectors. CSI’s Version3 products, which include identity and access management and cloud based communication and collaboration solutions, expand CSI’s presence throughout the US. The CSI@K12 Education Cloud provides the education community with enterprise class hosted voice, hosted email and hosted web solutions.

The CSI 21st Century Connected School solution has established the Company as a major technology provider to the southeast education market. CSI 21st Century Connected School is a seamless integration of instruction, collaboration and network solutions. CSI financial management applications and the 21st Century Connected School solutions have been a significant factor in nearly doubling company revenue in the past six years to over $50 million and increasing education revenue contribution to approximately 90% of total revenue.

The CSI solution portfolio encompasses proprietary financial management software specialized for the public sector, lesson planning and identity and access management software, cloud-based communication and collaboration solutions, SharePoint development, network infrastructure and end device solutions, IP telephony and IP convergence applications, network management solutions and managed services, and interactive classroom technologies. More information about CSI (OTCBB: CSWI.OB) is available at www.csioutfitters.com.

Financial Tables to Follow

COMPUTER SOFTWARE INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Amounts in thousands, except per share data)	Three Months Ended
	March 31, 2012	March 31, 2011
REVENUES
Financial Management Applications Segment	$3,557	$3,313
Cloud Services Segment	343	196
Technology Solutions Segment	7,899	6,574

Net sales and service revenue	11,799	10,083

COST OF SALES
Financial Management Applications Segment
Cost of sales, excluding depreciation, amortization, impairment and capitalization	2,175	1,969
Depreciation	33	26
Amortization of capitalized software costs	255	236
Capitalization of software costs	(120)	(291)

Total Financial Management Applications Segment cost of sales	2,343	1,940

Cloud Services Segment
Cost of sales, excluding depreciation, amortization and capitalization	826	564
Depreciation	95	48
Amortization and impairment of capitalized software costs	1,484	68
Capitalization of software costs	—	(112)

Total Cloud Services Segment cost of sales	2,405	568

Technology Solutions Segment
Cost of sales, excluding depreciation	6,833	5,854
Depreciation	26	24

Total Technology Solutions Segment cost of sales	6,859	5,878

Total cost of sales	11,607	8,386

Gross profit	192	1,697

OPERATING EXPENSES
Research and development	10	26
Selling costs	1,343	1,197
Marketing costs	76	129
Stock based (non-employee wage) compensation	—	8
Professional and legal public company compliance costs	259	71
Depreciation and amortization	754	106
Other general and administrative expenses	910	873

Total operating expenses	3,352	2,410

Operating loss	(3,160)	(713)

OTHER EXPENSE
Interest expense	(42)	(42)
Amortization of deferred loan costs	(3)	—

Other expense	(45)	(42)

Loss before income taxes	(3,205)	(755)
INCOME TAX EXPENSE (BENEFIT)	(1,182)	(209)

NET LOSS	$(2,023)	$(546)

BASIC LOSS PER SHARE	$(0.31)	$(0.08)

DILUTED LOSS PER SHARE	$(0.31)	$(0.08)

WEIGHTED AVERAGE SHARES OUTSTANDING:
— Basic	6,584	6,554

— Diluted	6,584	6,554

COMPUTER SOFTWARE INNOVATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)	March 31, 2012 (Unaudited)	December 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$—
Accounts receivable, net	7,101	10,872
Inventories	2,394	1,568
Prepaid expenses	342	374
Income taxes receivable	855	608

Total current assets	10,692	13,422

PROPERTY AND EQUIPMENT, net	1,487	1,529
COMPUTER SOFTWARE COSTS, net	1,712	3,330
DEFERRED TAX ASSET	121	—
GOODWILL	2,431	2,431
OTHER INTANGIBLE ASSETS, net	1,505	2,156

Total assets	$17,948	$22,868

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$4,002	$3,587
Deferred revenue	6,634	8,558
Deferred tax liability	382	990
Bank line of credit	697	1,312
Current portion of notes payable	469	469
Current portion of subordinated notes payable to shareholders	69	67

Total current liabilities	12,253	14,983

LONG-TERM DEFERRED TAX LIABILITY, net	—	206
NOTES PAYABLE, less current portion	192	150
SUBORDINATED NOTES PAYABLE TO SHAREHOLDERS, less current portion	672	696

Total liabilities	13,117	16,035

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Preferred stock — $0.001 par value; 15,000 shares authorized; 6,740 shares issued and outstanding	7	7
Common stock — $0.001 par value; 40,000 shares authorized; 6,584 shares issued and outstanding, respectively	7	7
Additional paid-in capital	9,369	9,369
Accumulated deficit	(4,480)	(2,457)
Unearned stock compensation	(72)	(93)

Total shareholders’ equity	4,831	6,833

Total liabilities and shareholders’ equity	$17,948	$22,868

COMPUTER SOFTWARE INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(UNAUDITED)

(Amounts in thousands)	Common Stock	Preferred Stock	Additional Paid-In Capital	Accumulated Deficit	Unearned Stock Compensation	Total
Balances at December 31, 2011	$7	$7	$9,369	$(2,457)	$(93)	$6,833
Stock based compensation	—	—	—	—	21	21
Net loss for the three months ended March 31, 2012	—	—	—	(2,023)	—	(2,023)

Balances at March 31, 2012	$7	$7	$9,369	$(4,480)	$(72)	$4,831

COMPUTER SOFTWARE INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Amounts in thousands)	Three Months Ended
	March 31, 2012	March 31, 2011
OPERATING ACTIVITIES
Net loss	$(2,023)	$(546)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation, amortization and impairment	2,650	508
Stock compensation expense, net	21	28
Deferred income taxes	(935)	35

Changes in deferred and accrued amounts
Accounts receivable	3,771	1,290
Inventories	(826)	(280)
Prepaid expenses	32	(104)
Accounts payable	415	236
Deferred revenue	(1,924)	(907)
Income taxes receivable/payable	(247)	(250)

Net cash provided by operating activities	934	10

INVESTING ACTIVITIES
Purchases of property and equipment	(161)	(212)
Capitalization of computer software	(120)	(403)

Net cash used for investing activities	(281)	(615)

FINANCING ACTIVITIES
Net repayments under line of credit	(615)	—
Borrowings under notes payable	197	—
Repayments of notes payable	(177)	(131)
Payment of debt issuance costs	(58)	—

Net cash used for financing activities	(653)	(131)

Net change in cash and cash equivalents	—	(736)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—	1,578

CASH AND CASH EQUIVALENTS, END OF PERIOD	$—	$842

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$47	$42
Income Taxes	$—	$5

Non-GAAP Financial Measure: Explanation and Reconciliation of EBITDA

EBITDA is a non-GAAP financial measure used by management, lenders and certain investors as a supplemental measure in the evaluation of some aspects of a corporation’s financial position and core operating performance. Investors sometimes use EBITDA as it allows for some level of comparability of profitability trends between those businesses differing as to capital structure and capital intensity by removing the impacts of depreciation and amortization. EBITDA also does not include changes in major working capital items such as receivables, inventory and payables, which can also indicate a significant need for, or source of, cash. Since decisions regarding capital investment and financing and changes in working capital components can have a significant impact on cash flow, EBITDA is not a good indicator of a business’s cash flows. We use EBITDA for evaluating the relative underlying performance of the Company’s core operations and for planning purposes, including a review of this indicator and discussion of potential targets in the preparation of annual operating budgets. We calculate EBITDA by adjusting net income or loss to exclude net interest expense, income tax expense or benefit, and depreciation and amortization, thus the term “Earnings Before Interest, Taxes, Depreciation and Amortization” and the acronym “EBITDA.”

EBITDA is presented as additional information because management believes it to be a useful supplemental analytic measure of financial performance of our core business, and as it is frequently requested by sophisticated investors. However, management recognizes it is no substitute for GAAP measures and should not be relied upon as an indicator of financial performance separate from GAAP measures (as discussed further below).

“Adjusted EBITDA or “Financing EBITDA” is a non-GAAP financial measure used in our calculation and determination of compliance with debt covenants related to our bank credit facilities. Adjusted EBITDA is also used as a representation as to how EBITDA might be adjusted by potential lenders for financing decisions and our ability to service debt. However, such decisions would not exclude those other items impacting cash flow which are excluded from EBITDA, as noted above. Adjusted EBITDA is defined as net income or loss adjusted for net interest expense, income tax expense or benefit, depreciation, amortization, and also certain additional items allowed to be excluded from our debt covenant calculation including other non-cash items such as operating non-cash compensation expense (such as stock-based compensation), the Company’s initial reorganization or restructuring related costs, unrealized gain or loss on financial instrument (non-cash related) and gain or loss on the disposal of fixed assets. While we evaluate the Company’s performance against debt covenants on this basis, investors should not presume the excluded items to be one-time costs. If the Company were to enter into additional capital transactions, for example, in connection with a significant acquisition or merger, similar costs could reoccur. In addition, the ongoing impact of those costs would be considered in, and potential financings based on, projections of future operating performance which would include the impact of financing such costs.

We believe the presentation of Adjusted EBITDA is important as an indicator of our ability to obtain additional financing for the business, not only for working capital purposes, but particularly as acquisitions are anticipated as a part of our growth strategy. Accordingly, a significant part of our success may rely on our ability to finance acquisitions.

When evaluating EBITDA and Adjusted EBITDA, investors should consider, among other things, increasing and decreasing trends in both measures and how they compare to levels of debt and interest expense, ongoing investing activities, other financing activities and changes in working capital needs. Moreover, these measures should not be construed as alternatives to net income (as an indicator of operating performance) or cash flows (as a measure of liquidity) as determined in accordance with GAAP.

While some investors use EBITDA to compare between companies with different investment and capital structures, all companies do not calculate EBITDA or Adjusted EBITDA in the same manner. Accordingly, the EBITDA and Adjusted EBITDA measures presented below may not be comparable to similarly titled measures of other companies.

A reconciliation of Net Income reported under GAAP to EBITDA and Adjusted (Financing) EBITDA is provided below:

	Three Months Ended
	March 31, 2012	March 31, 2011
Reconciliation of net loss per GAAP to EBITDA and Adjusted (Financing) EBITDA:
Net loss per GAAP	$(2,023)	$(546)
Adjustments:
Income tax expense (benefit)	(1,182)	(209)
Interest expense, net	42	42
Amortization of deferred loan costs	3	—
Depreciation and amortization of property and equipment and intangible assets (excluding Software development)	908	204
Amortization of software development costs	426	304

EBITDA	$(1,826)	$(205)

Adjustments to EBITDA to exclude those items excluded in loan covenant calculations:
Impairment of capitalized software development costs	1,313	—
Stock based compensation (non-cash portion)	—	8

Adjusted (Financing) EBITDA	$(513)	$(197)

Forward-Looking and Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Among other things, these statements relate to our financial condition, results of operations and future business plans, operations, opportunities and prospects. In addition, we and our representatives may from time to time make written or oral forward-looking statements, including statements contained in filings with the Securities and Exchange Commission and in our reports to stockholders. These forward-looking statements are generally identified by the words or phrases “may,” “could,” “should,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “predict,” “project” or words of similar import. These forward-looking statements are based upon our current knowledge and assumptions about future events and involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are not guarantees of future performance. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. We do not undertake to update any forward-looking statement that may be made from time to time by or on our behalf.

In our most recent Form 10-K, we have included risk factors and uncertainties that might cause differences between anticipated and actual future results. We have attempted to identify, in context, some of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area. The operations and results of our software and systems integration businesses also may be subject to the effects of other risks and uncertainties, including, but not limited to:

•	a reduction in anticipated sales;

•	an inability to perform customer contracts at anticipated cost levels;

•	our ability to otherwise meet the operating goals established by our business plan;

•	market acceptance of our new software, technology and services offerings;

•	an economic downturn; and

•	changes in the competitive marketplace and/or customer requirements.

Contacts:

Company Contact: David Dechant

Computer Software Innovations, Inc.

(864) 855-3900

ddechant@csioutfitters.com